SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2002


                           MICRON ENVIRO SYSTEMS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
------                                                       ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

789 West Pender Street, Suite 460                            V6C 1H2
Vancouver, British Columbia, Canada                          -------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-646-6903
                                                             ------------

Commission File Number: 000-30258
                        ---------

1500 West Georgia Street, Suite 980
Vancouver, British Columbia, Canada                          V6G 2Z6
-----------------------------------                          -------
(Former name or former address,                              (Zip Code)
if changed since last report.)


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The  following   information   specifies   forward-looking   statements  of  our
management.   Forward-looking   statements  are  statements  that  estimate  the
happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable",
"possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Not Applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not Applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.


ITEM 5.  OTHER EVENTS

We are pleased to announce that the operator has informed us that the lower portion of the Z1 Well has been successfully completed. This lower formation is primarily an oil-bearing formation and was not even recognized as a potential target when the Z1 Well was drilled. Our next step is to test the primary target of the Z1 Well with the intention of dual producing from both formations within the same well. We expect the first sale of oil this week and the oil sales contract calls for a sales price of $1.90 per barrel above the current market price due to the above average quality of the oil produced. This is the first well of a proposed multi-well program.





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The primary target of the Z1 Well is principally a gas target,  which  displayed excellent shows during the drilling process. The testing of the primary target is scheduled to commence on the week of September 30, 2002 and should take approximately 3 to 5 days to fully test the primary target barring any unforeseen delays. The plan is to frac both upper zones within one operation. This will enable the Z1 Well to have tested all three zones that showed promise of commercially viable hydrocarbons. The pipeline for gas sales is already in place and contracts have been negotiated.

Bernard McDougall, president of MSEV states, "We are quite excited to be testing the primary zone of the Z1 Well. That was the main reason we got involved in the project in the first place and to not test this extremely promising looking zone would have been a mistake. It makes perfect sense to test the lower portions of the well first and then move up to test the primary zones, we are just glad that our partners are now on the same page with regard to testing the primary formation within the Z1. When you consider that oil prices are at 18-month highs and gas prices are approaching $4.00, we could not be better positioned at this time to bring production to market. There are many things planned for our future and we are looking forward to finally getting this first well under our belt and moving forward."


ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.


ITEM 7.  FINANCIAL STATEMENTS

Not Applicable.


ITEM 8.  CHANGE IN FISCAL YEAR

Not Applicable.


ITEM 9.  REGULATION FD DISCLOSURE

Not Applicable.


















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MICRON ENVIRO SYSTEMS, INC.



/s/ Bernard McDougall
----------------------------------
Bernard McDougall
President & Director


Date:    September 26, 2002



























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